                  GREAT AMERICAN TELEVISION AND RADIO COMPANY, INC.
                        GREAT AMERICAN COMMUNICATIONS COMPANY
                         GREAT AMERICAN BROADCASTING COMPANY
                  GREAT AMERICAN TELEVISION AND RADIO HOLDINGS, INC.
                                LEISURE SYSTEMS, INC.
                                One East Fourth Street
                               Cincinnati, Ohio  45202



          Continental Bank N.A.,                       Banque Paribas
            Individually, as Managing Agent            Chemical Bank
            and as Collateral Agent                    Bank of Montreal
          The First National Bank of Boston,           The Bank of New York
            Individually, as Managing Agent            The Provident Bank
            and as Administrative Agent                Star Bank, N.A.
          The Chase Manhattan Bank, N.A.                 Cincinnati
          National Westminster Bank USA

       Re:  Consent, Waiver and Amendment No. 3 to Loan Agreement

       Dated as of: February 18, 1994

          Gentlemen:

               We refer to the Loan Agreement, dated as of August 20, 1993, as amended and restated as of November 30, 1993 (as amended from time to time and in effect, the "Loan Agreement"), by and among Great American Television and Radio Company, Inc. ("Borrower"), Great American Communications Company ("GACC"), Great American Broadcasting Company ("GABCO"), Great American Television and Radio Holdings, Inc. and Leisure Systems, Inc. ("LSI"), the financial institutions party thereto as lenders ("Lenders"), The First National Bank of Boston ("Bank of Boston") and Continental Bank, N.A. ("Continental"), as managing agents for the Lenders, Bank of Boston, as administrative agent for the Lenders, and Continental, as collateral agent for the Lenders. All terms in this letter of agreement ("this Agreement") that are not defined herein, but that are defined in the Loan Agreement, shall have the meanings specified for such terms in the Loan Agreement.

                                      ARTICLE I
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                                         -2-






                                       CONSENTS


               SECTION 1.1.  Proposed Transactions.




          (a) Issuance and Sale of GACC 9-3/4% Notes. GACC proposes to issue and sell 9-3/4% promissory notes ("GACC 9-3/4% Notes"), in an aggregate principal amount of $200,000,000, upon the terms and subject to the conditions contained in (i) the Note Purchase
          Agreement, dated as of February 3, 1994 ("Note Purchase Agreement"), between GACC and the purchasers identified therein ("Purchasers"), (ii) the draft, in the form attached to the Note Purchase Agreement, of the Indenture proposed to be entered into by GACC and Shawmut Bank Connecticut, National Association, as Trustee (the "Trustee") ("Draft GACC 9-3/4% Note Indenture"),
          (iii) the  draft, in the form  attached to the  Draft GACC 9-3/4%
          Note Indenture, of the GACC 9-3/4% Notes ("Draft GACC 9-3/4% Notes"), and (iv) the draft, in the form attached to the Note Purchase Agreement, of the Registration Rights Agreement proposed to be entered into by GACC and the Purchasers ("Draft Registration Rights Agreement") (the Draft GACC 9-3/4% Note Indenture, the Draft GACC 9-3/4% Notes and the Draft Registration Rights Agreement, each as amended in the manner reflected in the changed pages delivered to the Administrative Agent on February 15, 1994, being hereinafter referred to, collectively, as the "Draft Transaction Documents").


          (b) Prepayment and Redemption of GACC 14% Notes and GABCO 13% Notes. With proceeds of the sale of GACC 9-3/4% Notes, (i) GACC proposes to redeem all the outstanding GACC 14% Notes in accordance with Section 3.7 of the GACC 14% Note Indenture and
          (ii) GABCO proposes to prepay all the outstanding GABCO 13% Notes in accordance with Section 5.2 of the GABCO 13% Note Exchange
           Agreement.


                         SECTION 1.2.   Requests  for Consents  and Waivers
          under  Loan Agreement.    The Borrower  and  the other  Principal
          Companies have requested the Required Lenders to:



          (a)  grant all such  waivers and consents  as are required  under
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                                         -3-






          the Loan Agreement and the other Loan Documents to permit:

                (i) the execution and delivery by GACC of definitive agreements or instruments in or substantially in the form of the Draft Transaction Documents (such definitive agreements and instruments being hereinafter referred to, collectively, as the "Definitive Transaction Documents");





                (ii) the issuance and sale by GACC of GACC 9-3/4% Notes in an aggregate principal amount of up to $200,000,000, upon the terms and subject to the conditions set forth in the Note Purchase Agreement and the Draft Transaction Documents ("Proposed Sale of 9-3/4% Notes");

                (iii) the redemption of all the outstanding GACC 14% Notes in accordance with Section 3.7 of the GACC 14% Note Indenture, and the prepayment of all the outstanding GABCO 13% Notes in accordance with Section 5.2 of the GABCO 13% Note Exchange Agreement, in each case with the proceeds of the Proposed Sale of GACC 9-3/4% Notes ("Proposed Redemptions") (the Proposed Sale of 9-3/4% Notes and the Proposed Redemptions being hereinafter referred to, collectively, as the "Refinancing Transactions"); and

                (iv)     the  payment  by GACC  with  the  proceeds of  the
          Proposed Sale of 9-3/4% Notes of fees, costs and expenses, including legal costs, of the Purchasers and the Trustee required to be paid by GACC in accordance with the Definitive Transaction Documents ("Required Payment of Expenses"); and
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                                         -4-






          (b)  waive  the  Defaults  and   Events  of  Default  that  would
          otherwise arise under Section 9.1.5 of the Loan Agreement upon the making of the Proposed Redemptions.





          SECTION 1.3.  Required  Lender Consents and Waivers.   Subject to
          the provisions of Section 1.4, the undersigned Required Lenders hereby:





          (a) grant all such consents and waivers as are required under the Loan Agreement and the other Loan Documents to permit:

          (i) the execution and delivery by GACC of the Definitive Transaction Documents;


          (ii)  the Proposed Sale of  9-3/4% Notes;

          (iii)  the Proposed Redemptions; and


          (iv)  the Required Payment of Expenses; and



          (b) waive any Defaults or Events of Default that would otherwise arise under Section 9.1.5 of the Loan Agreement upon the making of the Proposed Redemptions.

               SECTION 1.4. Conditions and Limitations to Consents and Waivers. The consents and waivers of the Required Lenders granted pursuant to Section 1.3 are subject to each of the following conditions, covenants and limitations:


               (a) Form of Definitive Transaction Documents. Each of the Definitive Transaction Documents shall, when executed and delivered by GACC, be in the form of the Draft Transaction Documents, or substantially in that form, with only such material variations as shall have been expressly approved in writing by the Required Lenders.



               (b) No Amendments. GACC will not (at any time on or prior to the Transaction Completion Date) cause or permit the Note Purchase Agreement or, at any time after the execution and delivery thereof (and prior to the Transaction Completion Date), any of the Definitive Transaction Documents, to be modified, supplemented or amended in any respect without (in each case) the express prior written consent of the Required Lenders.



               (c) Use of Proceeds. GACC shall use all the proceeds of the Proposed Sale of 9-3/4% Notes in the following manner:




                    (i) first, and immediately after its receipt thereof, to redeem GACC 14% Notes or prepay GABCO 13% Notes, until the GACC 14% Notes and GABCO 13% Notes are redeemed or prepaid in full;





                    (ii)  second, to make the Required Payment of Expenses;
          and





                    (iii)  thereafter,  for any  purpose not  prohibited by
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                                         -6-






          the Loan Agreement.




               (d) Limitation on Principal Amount. The consents and waivers of the Required Lenders granted pursuant to Section 1.3 do not cover, and shall not be construed to be consents or approvals by the Lenders for, the issuance or sale by GACC of GACC 9-3/4% Notes in a principal amount in excess of $200,000,000.


               SECTION 1.5. Effectiveness of Consents and Waivers; Termination. The consents and waivers of the Required Lenders granted pursuant to Section 1.3 shall be effective on and as of the date of this Agreement. Such consents and waivers shall terminate and cease to be of any further force of effect upon
          (a) any breach by GACC of any of the conditions, covenants or limitations contained in Section 1.4 or (b) the termination of this Agreement in accordance with Article V. The Lenders, by their execution of this Agreement, authorize the Administrative Agent to confirm to the Purchasers, based on such certificates and other assurances from GACC as the Administrative Agent shall require, that, on and as of the Transaction Completion Date, there has been no breach of the conditions, covenants or limitations contained in Section 1.4.




                                      ARTICLE II

                             AMENDMENTS TO LOAN AGREEMENT

               Effective on and as of the date on which all the Refinancing Transactions have been completed ("Transaction Completion Date"), but subject always to the provisions of Article V, the Loan Agreement is hereby amended in each of the following respects:

               SECTION 2.1.  Amendments to Defined Terms.




          (a) The following defined terms appearing in Section 1.1 of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

          "Ancillary Documents" means, collectively, the Other Debt Documents, the Reorganization Plan, the GATR 9-1/2% Note Purchase Agreement, the GACC Merger Agreements, the GACC 9-3/4% Note Purchase Agreement, the Registration Rights Agreement, the
          Additional Funding Agreement, the Tax Sharing Agreement, the Comprehensive Settlement Agreement, the Hanna-Barbera LC Documents, and all other Instruments that shall be from time to time identified by the Borrower and the Managing Agents as Ancillary Documents for purposes of this Agreement.





          "Other Debt Documents" means, collectively, (a) the GACC 9-3/4% Notes and the GACC 9-3/4% Note Indenture, (b) the WGHP 9-1/2% Notes and the WGHP 9-1/2% Note Indenture and (c) all other Instruments evidencing, guarantying or securing any Indebtedness outstanding under any Instrument referred to in any of clauses
          (a) or (b) above, or clauses (b) or (h) of Section 8.2.2.





          (b) The following defined terms are hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:





          "Exchange Offer" means the offer to be made by GACC to exchange securities of GACC for outstanding GACC 9-3/4% Notes pursuant to
          Section 2 of the Registration Rights Agreement.





          "GACC 9-3/4% Notes" means (i) at all times prior to the consummation of the Exchange Offer, the 9-3/4% Senior Subordinated Notes Due February 15, 2004 of GACC issued pursuant to the GACC 9-3/4% Note Purchase Agreement and the GACC 9-3/4%
          Note Indenture, and (ii) from and after the consummation of the Exchange Offer, the securities issued pursuant to the Exchange Offer on such consummation date in exchange for the GACC 9-3/4%

          Notes described in clause (i).





          "GACC 9-3/4% Note Indenture" means (i) at all times prior to consummation of the Exchange Offer, the Indenture, dated as of February 18, 1994, by and between GACC and Shawmut Bank Connecticut, National Association, as Trustee, providing for the issuance by GACC of GACC 9-3/4% Notes, and (ii) from and after the consummation of the Exchange Offer, the Indenture referred to in clause (i), as amended on or prior to the effective date of the Exchange Offer to permit the Indenture to be qualified under the Trust Indenture Act of 1939, as amended.





          "GACC 9-3/4% Note Purchase Agreement" means the Note Purchase Agreement, dated as of February 3, 1994, by and among GACC and the initial purchasers of GACC 9-3/4% Notes, providing for the issuance by GACC of GACC 9-3/4% Notes.





          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 18, 1994, by and among GACC and the initial purchasers of GACC 9-3/4% Notes, providing for the Exchange Offer and the registration under the Securities Act of 1933 of GACC 9-3/4% Notes.





          SECTION 2.2.   Amendments  to Section  3.3.2(c) -  Net Securities
          Proceeds.    Section 3.3.2(c)  of  the Loan  Agreement  is hereby
          amended and restated in its entirety to read as follows:





          "(c) Net Securities Proceeds. All Net Securities Proceeds received by GACC shall be used, substantially contemporaneously with such receipt, to prepay principal of the Loans. Any prepayment of principal of the Loans pursuant to this paragraph
          (c) shall reduce the remaining Installments by the amount of such prepayment in the inverse order of maturity thereof, beginning with the Installment due on the Maturity Date."





          SECTION 2.3.   Amendments to  Section 8.1.7 -  Notices.   Section
          8.1.7 of the Loan Agreement is hereby amended in each of the following respects:



               (a) by (i)  deleting the  period following paragraph  (b) of
          such  Section  8.1.7,   and  (ii)  inserting  in  its  place  the
          following:  "; and";



               (b) by  deleting  the  reference  to  clause  (b)(ii)(B)  of
          Section 8.2.8 contained in  paragraph (b) of such  Section 8.1.7;
          and



               (c)  by  adding  the  following new  paragraph  (c)  to such
          Section 8.1.7:




                    "(c) not later than ten (10) days prior to appointing any Person as a paying agent, trustee or other Representative for holders of Indebtedness under any Other Debt Document, deliver to the Administrative Agent written notice of such appointment, together with a description of such Representative and the identity, address, telephone and telecopier numbers of the Person or Persons authorized to receive notices on behalf of such Representative under the applicable Other Debt Documents."





          SECTION  2.4.    Amendments  to  Section  8.2.2  -  Indebtedness.
          Section 8.2.2 of the Loan Agreement is hereby amended in each of the following respects:

          (a)  by  amending and  restating  paragraph (c)  of such  Section
          8.2.2 to read in its entirety as follows:




                    "(c) Indebtedness of GACC under GACC 9-3/4% Notes in the maximum aggregate principal amount of $200,000,000, less any repayments, prepayments, redemptions, repurchases, defeasances or cancellations of such Indebtedness, plus all accrued, unpaid interest on such Indebtedness at a rate not in excess of nine and three-quarters percent (9-3/4%) per annum;"; and





          (b)  by deleting the  text of paragraphs (d), (e) and (f) of such
          Section 8.2.2 and, in each case, inserting in place of such text the following phrase: "Intentionally Deleted".





          SECTION 2.5. Amendments to Section 8.2.3 - Liens. Section 8.2.3 of the Loan Agreement is hereby amended by deleting the text of paragraphs (c) and (d) of such Section 8.2.3 and, in each case, inserting in place of such text the following phrase:
          "Intentionally Deleted".





          SECTION 2.6.  Amendments to  Section 8.2.4 - Financial Covenants.
          Section 8.2.4 of the Loan Agreement is hereby amended by amending and restating the table contained in paragraph (c) of such
          Section 8.2.4 to read in its entirety as follows:

                                       Minimum Consolidated
                                      Operating Cash Flow to
                    "Period            Total Cash Interest
                                              Ratio


                         12/31/93          1.75 : 1.0
               to 12/31/96
                         Thereafter        2.00 : 1.0"




          SECTION 2.7.  Amendments to  Section 8.2.8 - Restricted Payments.
          Section 8.2.8 of the Loan Agreement is hereby amended in each of the following respects:





          (a) The preamble to Section 8.2.8 is hereby amended and restated to read in its entirety as follows:





          "SECTION  8.2.8.  Restricted Payments.   Make, offer  to make, or
          deliver any notice of the making of, any Restricted Payment, except:"





          (b) by amending and  restating clauses (i) and (ii) of  paragraph
          (b) of such Section 8.2.8 to read in their entirety as follows:





          "(i) to permit GABCO to make (and GABCO shall use all proceeds of such payment to make) payments to satisfy its obligations in respect of live action residual payments and participations related to programs sold to Worldivision Enterprises, which payments, in the aggregate, shall not exceed $3,500,000;

          (ii) to permit GACC to make (and GACC shall use all proceeds of such payments to make) Restricted Payments permitted by clauses
          (c) and (d);"





          (c) by amending and restating paragraphs (c), (d) and (e) of such Section 8.2.8 to read in their entirety as follows:





          "(c) payments by GACC of (i) accrued unpaid interest on GACC 9-3/4% Notes in cash at the annual rate of nine and three-quarters percent (9-3/4%), (ii) accrued unpaid interest on amounts due and payable under the GACC 9-3/4% Notes and the GACC 9-3/4% Note Indenture at the annual default rate equal to eleven and one-quarter percent (11-1/4%)and (iii) fees, costs and expenses of holders of GACC 9-3/4% Notes and the trustee under the GACC 9-3/4% Note Indenture payable by GACC under the GACC 9-3/4% Note Indenture and the Registration Rights Agreement; provided, that such payments referred to in clauses (i), (ii) and (iii) are required by the interest payment and fees, costs and expenses provisions, and are not prohibited by the subordination provisions, of the GACC 9-3/4% Note Indenture or the Registration Rights Agreement, each as in effect on the original issue date of the GACC 9-3/4% Notes or as amended from time to time in compliance with this Agreement, and (iv) liquidated damages to the holders of GACC 9-3/4% Notes that shall have accrued and become payable in accordance with Section 4 of the Registration Rights Agreement; provided, that such payments are not prohibited by the subordination provisions of the GACC 9-3/4% Note Indenture, as in effect on the original issue date of the GACC 9-3/4% Notes or as amended from time to time in compliance with this Agreement;





          (d) the issuance of GACC 9-3/4% Notes in exchange for existing GACC 9-3/4% Notes pursuant to the Exchange Offer; provided that (i) the GACC 9-3/4% Notes issued in the Exchange

          Offer are in the form of Exhibit B to the GACC 9-3/4% Note Indenture, as in effect on the original issue date of the GACC 9-3/4% Notes, except for such changes as shall have been approved in writing by the Managing Agents and the Required Lenders and
          (ii) in connection with the Exchange Offer, the GACC 9-3/4% Note Indenture shall not have been amended or modified in any respect, except for (A) such amendments or modifications as are required to qualify the GACC 9-3/4% Note Indenture under the Trust Indenture Act of 1939, as amended, and that do not adversely affect GACC or the Lenders and (B) such changes as shall have been approved in writing by the Managing Agents and the Required Lenders;





          (e) notices by GACC pursuant to Section 3.8 of the GACC 9-3/4% Note Indenture informing the holders of GACC 9-3/4% Notes that an offer to redeem GACC 9-3/4% Notes is being made pursuant to Section 4.12 or 4.13 of the GACC 9-3/4% Note Indenture; provided, that (i) the delivery of such notice is required by the mandatory redemption provisions of the GACC 9-3/4% Note Indenture, and (ii) prior to the giving of such notice the Principal Companies shall have paid in full, or made arrangements satisfactory to the Managing Agents (which arrangements shall have been consented to in writing by the Managing Agents) to pay in full, all the Obligations;"; and





          (d)  by deleting the text  of paragraphs (f) through (j)  of such
          Section 8.2.8 and, in each case, inserting in place of such text the following phrase: "Intentionally Deleted".





          SECTION  2.8.   New Section  8.2.8A.   The following  new Section
          8.2.8A is hereby added to the Loan Agreement immediately after the conclusion of Section 8.2.8 of the Loan Agreement:





          "Section 8.2.8A.   Special  Covenants of the  Principal Companies

          Regarding Restricted Payments. Make any Restricted Payment that would cause or have the effect of, or enter into any agreement or other arrangement that would cause or have the effect of, reducing the amount of "Senior Bank Debt" or "WGHP Debt" permitted to be incurred under Section 4.7(c)(i) of the GACC 9-3/4% Note Indenture (whether pursuant to Section 4.13(b) or (c) of the GACC 9-3/4% Note Indenture, or otherwise), unless prior thereto the Principal Companies shall have obtained the express written consent of the Required Lenders to the Restricted Payment, other agreement or arrangement, and the written consent of the Administrative Agent to the corresponding reduction in the permitted amount of such "Senior Bank Debt" or "WGHP Debt"."





          SECTION 2.9. Amendment to Section 9.1.5 - Default Under Other Debt Documents. Section 9.1.5 of the Loan Agreement is hereby amended by amending and restating paragraph (e) of such Section
          9.1.5 to read in its entirety as follows:



                    "(e) any Transaction Party shall make, offer to make, deliver any notice of the making of, or become obligated to make, offer to make or deliver any notice of the making of, any Restricted Payment under any Other Debt Document (other than
          Restricted Payments and notices to make Restricted Payments permitted by this Agreement) including any optional prepayment of principal under any Other Debt Document, any payment required by the GACC 9-3/4% Note Indenture upon a change in control or sale of assets, or any deposit with a trustee, paying agent or other Representative for the holders of GACC 9-3/4% Notes for the purpose of defeasing all or any part of GACC's obligations under the GACC 9-3/4% Note Indenture and the GACC 9-3/4% Notes;

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

               The Principal Companies hereby represent and warrant to the Agents and the Lenders as of the date hereof and as of the Transaction Completion Date as follows:

               SECTION 3.1. Representations in Loan Documents. Each of the representations and warranties made by or on behalf of the Principal Companies to the Agents and the Lenders in the Loan Documents was true and correct when made, is true and correct on and as of the date hereof, and will be true and correct on and as of the Transaction Completion Date, except, in each case, (a) as effected by the consummation of the transactions contemplated by the Loan Documents (including this Agreement) and (b) to the extent that any such representation or warranty relates by its express terms solely to a prior date.

               SECTION 3.2. Corporate Authority, etc. The execution and delivery by each Principal Company of this Agreement and by GACC of the Note Purchase Agreement and each of the Definitive Transaction Documents, the performance by each Principal Company of its agreements and obligations under each of such documents, and the implementation of all the transactions contemplated by each of such documents, have been duly and properly authorized by all necessary corporate or other action on the part of each Principal Company, and do not and will not conflict with, result in a violation of, or constitute any default under (a) any provision of any Governing Document of any Principal Company, (b) any Contractual Obligation of any Principal Company or (c) any Applicable Law, and will not result in or require the creation or imposition of any Lien on any Property of any of the Principal Companies pursuant to the provisions of any Instrument binding upon or applicable to any of the Principal Companies or any of their Property.

               SECTION 3.3.  Binding  Effect.  Each of this  Agreement, the
          Note Purchase Agreement and the Definitive Transaction Documents have been duly executed and delivered by each Principal Company identified as a party thereto, and is in full force and effect. The agreements and obligations of each Principal Company contained in such documents constitute legal, valid and binding obligations of such Principal Company, enforceable against such Principal Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting generally the enforcement of creditors' rights or by general equitable principles. All the Obligations are hereby ratified and confirmed in all respects and are and will continue to be entitled to all the benefits of the Collateral.

               SECTION 3.4. Representations in Note Purchase Agreement True. Each of the representations and warranties made by GACC in the Note Purchase Agreement is true and correct, and GACC hereby makes to each Agent and each Lender each such representation and warranty made therein to the same extent and with the same effect as if such representation or warranty were set forth herein in full.

               SECTION 3.5. No Defaults. After giving effect to this Agreement, no Defaults or Events of Default will be continuing, and no defaults or events of default will be continuing under any of the Other Debt Documents or other Ancillary Documents.

               SECTION 3.6. No Obligations of Subsidiaries. No Subsidiary of GACC has or will have any obligation, direct or contingent, matured or unmatured, under or in respect of the Note Purchase Agreement, the GACC 9-3/4% Notes or any of the other Definitive Transaction Documents (it being understood that the GACC 9-3/4%
          Note Indenture requires GACC to cause its Subsidiaries to comply with certain operating covenants).


                                      ARTICLE IV

                                      COVENANTS


               SECTION 4.1. Delivery of Copies of Transaction Documents. GACC shall deliver or cause to be delivered to the Administrative Agent, within 10 days after the Transaction Completion Date, true and complete copies of the Note Purchase Agreement and each of the Definitive Transaction Documents, each as duly executed and delivered by each of the parties thereto.

               SECTION 4.2. Legal Opinion. The Principal Companies shall cause to be delivered to the Administrative Agent, within 10 days after the Transaction Completion Date, a written legal opinion, addressed to the Managing Agents and the Lenders, dated as of the Transaction Completion Date, from Keating, Muething & Klekamp, counsel to the Principal Companies. Such legal opinion shall be in form and substance satisfactory to the Managing Agents.

               SECTION 4.3. Legal Fees. The Principal Companies shall pay, promptly after receipt of invoices from the Managing Agents therefor, the reasonable fees and disbursements of Bingham, Dana & Gould, special counsel for the Managing Agents, incurred in connection with the preparation, negotiation, review, execution and delivery of this Agreement, the Note Purchase Agreement, the Definitive Transaction Documents and the transactions and arrangements contemplated hereby and thereby.

               SECTION 4.4. Other Documents and Proceedings. The Principal Companies shall deliver or cause to be delivered to the Managing Agents, within five days after receipt of a request therefor, such other documents and certificates as the Managing Agents shall have reasonably requested, and such other documents and certificates shall be satisfactory in form and substance to the Managing Agents and their counsel.


                                      ARTICLE V

                                     TERMINATION

               On March 15, 1994, if the Refinancing Transactions have not been completed prior to such date, this Agreement shall terminate in its entirety with the same force and effect as if this Agreement had never been executed. Upon any such termination, and whether or not the Refinancing Transactions are thereafter completed, the consents and waivers under the Loan Agreement and the other Loan Documents granted pursuant to
          Section 1.3 shall cease to be of any force or effect, and the amendments to the Loan Agreement described in Article II shall be null and void and, for all purposes of the Loan Agreement, have noeffect whatsoever as if this Agreement had never been executed.


                                      ARTICLE VI

                                CONSENT OF GUARANTORS


               The Guarantors and LSI, by their signatures below, absolutely and unconditionally consent to the execution, delivery and performance of this Agreement by the Principal Companies. It is the express understanding and intention of the Guarantors and LSI that all the Obligations of the Principal Companies shall at all times hereafter continue to be entitled to all the benefits of, and to all the security constituted by, the Guaranties, or, in the case of LSI, the Subsidiary Guaranty, to the same extent as prior to the execution of this Agreement.

                                     ARTICLE VII

                          PROVISIONS OF GENERAL APPLICATION

               Except as  otherwise expressly  provided by  this Agreement, all of the terms, conditions and provisions of the Loan Agreement and each of the other Loan Documents remain unaltered. This Agreement is a Loan Document. This Agreement and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of The Commonwealth of Massachusetts. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and permitted assigns. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

               If you are in agreement with the foregoing Consent, Waiver and Amendment No. 3 to Loan Agreement, please sign the enclosed counterparts of this Agreement and return such counterparts to the undersigned, whereupon this Agreement, as so accepted by you, shall become a binding agreement between you and the undersigned Principal Companies on and as of February 18, 1994.



                                   Very truly yours,

                                   GREAT AMERICAN TELEVISION AND RADIO
                                     COMPANY, INC.


                                   By:____________________________
                                      Title:


                                   GREAT AMERICAN COMMUNICATIONS
                                     COMPANY


                                   By:____________________________
                                      Title:


                                   GREAT AMERICAN BROADCASTING
                                     COMPANY


                                   By:____________________________
                                      Title:


                                   GREAT AMERICAN TELEVISION AND
                                     RADIO HOLDINGS, INC.


                                   By:____________________________
                                      Title:


                                   LEISURE SYSTEMS, INC.

                                   By:____________________________
                                      Title:


               The foregoing Consent, Waiver and Amendment No. 3 to Loan Agreement is hereby accepted by the undersigned Required Lenders on and as of February 18, 1994.


          CONTINENTAL BANK N.A.,
            Individually, as Managing Agent and as Collateral Agent


          By: ______________________________
             Title:

          THE FIRST NATIONAL BANK OF BOSTON,
            Individually, as Managing Agent and as Administrative Agent


          By: ______________________________
             Title:


          THE CHASE MANHATTAN BANK, N.A.


          By: ______________________________
             Title:


          NATIONAL WESTMINSTER BANK USA


          By: ______________________________
             Title:

          BANQUE PARIBAS


          By: ______________________________
             Title:

          By: ______________________________
             Title:


          CHEMICAL BANK


          By: ______________________________
             Title:


          BANK OF MONTREAL


          By: ______________________________
             Title:


          THE BANK OF NEW YORK


          By: ______________________________
             Title:


          THE PROVIDENT BANK


          By: ______________________________
             Title:


          STAR BANK, N.A.


          By: ______________________________
             Title: